News Release
HEALTHCARE REALTY TRUST ANNOUNCES $600 MILLION COMMERCIAL PAPER PROGRAM

NASHVILLE, Tennessee, February 12, 2026 - Healthcare Realty Trust Incorporated (NYSE:HR) (the “Company”) today announced the establishment of its inaugural commercial paper program. The program allows the Company’s operating partnership, Healthcare Realty Holdings, L.P. (the “Issuer”), to issue up to $600 million of short-term, unsecured commercial paper notes. The notes will be sold under customary terms in the United States commercial paper note market and will rank pari passu with the Issuer's other senior unsecured indebtedness. The notes will be fully and unconditionally guaranteed by the Company. Note proceeds will be used for general corporate purposes.

The notes and guarantees to be offered under the commercial paper program have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the Issuer's commercial paper program.

About Healthcare Realty

Healthcare Realty Trust Incorporated (NYSE:HR) is the largest, pure-play owner, operator and developer of medical outpatient buildings in the United States. Additional information regarding the Company can be found at www.healthcarerealty.com.

Investor Contact:

Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2024 Annual Report on Form 10-K and in its other filings with the SEC.